EXHIBIT 10.10

AGREEMENT

THIS AGREEMENT made this 18th day of March, A.D. 1999.

BETWEEN:

AMERICAN BENEFITS GROUP, LTD. a body corporate registered pursuant to the laws of the Province of Alberta in the country of Canada (hereinafter called "ABFG")

and

APRIL MINING GROUP, LTD. a body corporate registered pursuant to the laws of the Province of Alberta in the country of Canada (hereinafter called "April").

WHEREAS ABFG has been contracted to supply personnel for AMERICAN BENEFITS GROUP, INC.'s mining projects initially in the Democratic Republic of Madagascar but which could, in the future, expand to other countries in Africa and/or Asia,

AND WHEREAS ABFG requires April to supply ABFG with" supervisory personnel" to fulfill that specific aspect of ABFG's agreement with AMERICAN BENEFITS GROUP, INC..

AND WHEREAS April is desirous of supplying ABFG with said "supervisory personnel" pursuant to the terms hereinafter recited.

WITNESSTH THAT:

1.0   TERM

1.1 The term of this Agreement shall be from the date hereof up to and including the 16 th day of March, A.D. 2000, hereinafter called 'the term".

2.0   RENEWAL

2.1 Pursuant to the terms of this paragraph 2.0 ABFG has the sole and unfettered discretion to renew1his Agreement for a renewal term or terms of THREE (3) years each in duration provided that ABFG may only renew this Agreement THREE (3) times the terms of each renewal to be from March 17 th A.D. 2000 to March 16 th , A.D. 2003 inclusive; from March 17th, A.D. 2003 to March 16 th, A.D. 2006 inclusive; and, from March 17th, A-D. 2006 to March16 th, A.D. 2009 inclusive respectively.

2.2 The Agreement for each renewal term shall be the same as this Agreement save and except that this Agreement may only be renewed THREE (3) times.

2.3 To renew this Agreement ABFG shall provide April with written notice of it's intention to so renew the Term or Renewal Term, as the case may be, at April's Address for Service hereinafter provided.

2.4 The Notice required to be provided in paragraph 2.3 herein shall be received by April, at it's Address for Service hereinafter provided on or before the December 1 st immediately preceding the expiration of the Term or Renewal Term to be renewed.

2.5 In the event that April does not receive ABFG's Notice of Renewal as stipulated in paragraphs 2.3 and 2.4 herein then, and in that event, the contractual agreement between the parties is at an end on the next subsequent March 16.

3.0   TERMINATION

3.1 Neither of the parties hereto shall terminate this Agreement or cause it to come to an end except through the provisions of this paragraph 3.0 and, only then in the event that the other party hereto is found, pursuant to the Mediation Provisions of paragraph 8.0 herein, to be in "substantial breach" of it's obligations hereunder and remains in "substantial breach" of it's obligations hereunder for a period of thirty (30) days subsequent to being advised of the unsubstantial breach" and is still in "substantial breach" at the time that this Agreement is terminated or comes to an end.

3.2 In the event that either party alleges a "substantial breach" of this Agreement then and in that event it shall cause written notice of said alleged unsubstantial breach" to be served upon the other party at it's Address for -Service herein provided.

3.3 The party on whom a Notice of Substantial Breach is served upon pursuant to paragraph 3.2 herein shall have FOURTEEN (14) days from the date of the posting of the Notice of Substantial Breach in which to rectify and cure the " substantial breach":.

3.4 In the event that the party whom it is alleged has committed a "substantial breach" of this Agreement does not cure the alleged "substantial breach" as prescribed in paragraph 3.3 herein then , and in that even, the party alleging the "substantial breach" shall avail itself to the Mediation provisions of this Agreement prior to terminating or causing this Agreement to come to an end.

3.5 It is agreed by and between the parties hereto that neither party hereto shall terminate, cause this Agreement to come to an end or otherwise cease it's obligations hereunder until such time as the Mediation Provisions of this Agreement are concluded.

3.6 For the purpose of this Agreement "substantial breach" shall mean any action or inaction of a party, explicitly in contravention With the terms hereof to which the other party cannot reasonably be compensated for by damages or to which a reasonable and prudent business man would be unable to carry out business as a result thereof.

4.0   AGREEMENT SUSPENSION

4.1 The parties hereto acknowledge each to the other that this Agreement is dependent upon AMERICAN BENEFITS GROUP, INC. being able to continue it's mining operations in the Democratic Republic of Madagascar and elsewhere, if so commenced in the future, and in the event that AMERICAN BENEFITS GROUP, INC. is, through causes not within it's reasonable control, unable to continue it's mining operations or any portion thereof and the contract between AMERICAN BENEFITS GROUP, INC. and ABFG is suspended then and in that event ABFG shall forthwith provide written notice of same to April at April's Address for Service herein provided and this Agreement shall , in accordance with said Notice, be immediately suspended provided that ABFG shall be liable to April for all salaries of April employees directly performing services on behalf of ABFG for a period of THIRTY (30) days thereafter, the cost for all transportation in returning said employees to Canada, that all insurance programs in place for April employees shall be kept in good standing by ABFG for the duration of this Agreement's suspension and any costs attributable to ABFG incurred as at the date of Agreement Suspension by April shall be reimbursed April by ABFG.

4.2 This Agreement may not be suspended for any period of time in excess of six (6) calendar months from the date of Suspension Notice being posted by .ABFG subject to the provisions of paragraph 4.7 hereof.

4.3 Any periods of Agreement Suspension shall not increase the length of any Term or renewal term or affect in any manner whatsoever the dates on which this Agreement shall be renewed.

4.4 A period of Agreement Suspension shall end upon ABFG providing April with w7itten notice of same to April's Address for Service herein provided said written notice to specify the date, which shall not be less than FIFTEEN
      (15) days from April's receipt of said Notice, on which the Agreement Suspension shall end and a revised schedule of personnel requirements and schedules.

4.5 By way of example, and in no way to be construed as inclusive, examples of reasons which could lead AMERICAN BENEFITS GROUP, INC. to suspend it's Agreement with ABFG and hence ABFG to suspend the operation of this Agreement could include insurrection, riot, war, plague, uprising, climatic conditions or political and/or social unrest.

4.6 During the period of Agreement Suspension ABFG is not responsible to April for any payments of any kind or nature save and except for those payments noted in paragraph 4.1 hereof.

4.7 In the event that this Agreement is not reinstated within six (6) months then, and in that event this Agreement is at an end, of no further cause or effect as between the parties hereto and neither party shall make or advance any claim of any nature or kind against the other.

5.0   APRIL'S DUTIES

5.1 April shall provide qualified "supervisory personnel", as required by ABFG, in order for ABFG to fulfill it's agreements with third parties, including AMERICAN BENEFITS GROUP, INC., to supply such personnel to the third parties mine sites in the Democratic Republic of Madagascar and elsewhere.

5.2 April shall ensure that it's employees follow, abide and comply with all Rules and Regulations imposed by mine owners or ABFG on the respective mine sites and shall further ensure that it's employees obey all laws of the area in which their work duties may require their attendance.

5.3 April shall ensure that it's employees follow, abide and comply with all Rules and Regulations imposed by ABFG to govern the day- to -day operations of each respective mine site.

5.4 April shall ensure that it's employees comply with all laws, regulations and codes concerning safety standards howsoever established or in place during the progress of the work and agrees to stop any part of the work at a mine site or elsewhere until all corrective measures to ensure the safety of all employees of April or otherwise are carried out.

5.5 April agrees that it will maintain in good standing all required accounts with governmental Boards of Agencies and further, to make all deductions, contributions and payments of any kind required to be made by April or it's employees as required by any legislation in place and further agrees to hold ABFG harmless in the event of any non-payment of such accounts, deductions, contributions or payments.

5.6 April recognizes the extremely confidential nature of information coming to either it's or it's employees attention and to this end agrees with ABFG that ABFG has the right to conduct any and all security checks on any or all of April's employees working under this Agreement and that ABFG may, if it is of the reasonable belief that any of April's employees pose a reasonable security risk to either April, ABFG or a mine site owner that it may demand that said April employee not be employed at ABFG sites.

5.7 April shall carry, at it's own cost and expense, Comprehensive General Liability Insurance in an amount equal to at least THREE MILLION ($3,000,000.000) DOLLARS per occurrence which shall name ABFG as the first loss payable and further covenants and agrees to save and hold ABFG completely harmless from any cost or expense arising in favor of any third party whatsoever as a result of April's or any of it's employees, agents or representatives actions or inactions of any kind or nature whatsoever.

5.8 ABFG has approved the form of EMPLOYMENT AGREEMENT which April proposes to use for all employees to be working at ABFG sites, as attached hereto as Appendix A, and April agrees that prior to any substantial amendment to said agreements being implemented by April that April shall obtain the approval of ABFG to said amendments failing which the matter of the amendment shall be referred to Binding Mediation pursuant to paragraph 8.0 hereunder the scope of the mediation to be solely whether it is reasonable for ABFG to not approve the proposed amendment having consideration to good business practice and ABFG's obligations to third parties including American Benefits Group, Inc...

5.9 April shall immediately and without fail notify ABFG, in writing, at ABFG's address for service hereunder of any circumstances known to April which may in any respect be detrimental to April, ABFG, ABFG's business, or any mine site owner on which April employees are working.

6.0   ABFG DUTIES

6.1 ABFG shall, in consideration for April providing the considerations noted inparagraph 5.0 hereunder:

      a)    pay to April the monies noted in paragraph 7.0 hereunder;

      b) provide April and April's employees with such guidance and directions as are necessary for April to carry out it's duties hereunder;

      c) supply all materials, equipment, supplies and tools as are reasonably required by April employees to perform the work required by ABFG.

7.0   ABFG PAYMENT TO APRIL

7.1 ABFG shall provide April with a deposit of FIVE THOUSAND ($5,000.00) DOLLARS to be credited to ABFG from future payments to be made to APRIL by ABFG and, on monthly payments to be made by ABFG to April will ensure that April has, at all times, FIVE THOUSAND ($5,000.00) DOLLARS in excess of ABFG's monthly payment on account to be credited to ABFG's next monthly payment to be made hereunder.

7.2 It is the intent of this Agreement that ABFG will pay to April each month, in advance and not in arrears, April's estimated costs and expenses (costs and expenses being defined in paragraph 11.0 herein) incurred as a direct or indirect result of this Agreement.

7.3 Direct costs and expenses shall be those expenses incurred by April relating only with respect to this particular Agreement and includes, without restricting the generality of the foregone all salaries, travel expenses and insurance obtained with respect to the employees or work sites pertaining to ABFG.

7.4 Indirect expenses shall be those costs and expenses incurred by April relating to those necessary expenses April incurs as a result of carrying on business and will be pro-rated between ABFG and other clients of April base on revenues invoiced all of April's clients for any respective month and shall include but not be limited to office rent, office insurance, basic communication expenses, accounting fees and the like.

7.5 All expenses, be they direct or indirect, shall be reasonable and in the event that the parties hereto cannot agree on the reasonableness of the expense, the extent to which the expense should be pro-rated or any other dispute concerning the expense then and in that event the issue shall be referred to binding Mediation pursuant to paragraph 8.0 herein.

7.6 In addition to the foregone reimbursement of expenses ABFG agrees to pay to April a monthly administration fee of TWO THOUSAND ($2,000.00) DOLLARS.

7.7 During the term and any renewal term of this Agreement April agrees that it shall actively seek out additional contracts with other entities so that ABFG's pro-rated share of indirect expenses is reduced.

7.8 On or before the 30th day of each and every month of the term or renewal term of this Agreement as the case may be April shall submit to ABFG an actual Statement of Expenditures for the immediately preceding month relating the direct and indirect costs and expenses paid by April to further ABFG's goals hereunder (inclusive of any pro-rated amounts) together with an estimate of said expenses to be incurred by April in the next second subsequent month.

7.9 Unless ABFG objects, within SEVEN (7) DAYS of it's receipt of April's Statement of Expenditures, to any of the costs or expenses noted in paragraph 7.8 herein ABFG shall, on or before the 30th day of the next month pay to April the entirety of April's said estimated expenses for the second subsequent month plus or minus a reconciliation of the Statement of Expenditures submitted to ABFG for the immediately preceding month (as at the date of April's submission of Statement of Expenditures to ABFG) it being agreed by and between the parties hereto that in the event that ABFGs reconciliation of April's estimated expenses differs from actual expenses in ABFG's favor that ABFG will be at liberty to deduct said overpayment from it's monthly remittance to April hereunder..

7.10 In the event that ABFG objects to any of April's actual expenditures made or estimated expenses to be made in the future on the basis that the expenses do not relate to ABFG business, are not accurate, are not properly pro-rated or for any other reason ABFG shall advise April of said objection, in writing to April's address for service hereinafter provided, within SEVEN (7) Days of it's receipt of April's Statement of Expenditures and that failing resolution of the issue either party may submit the issue to Mediation pursuant to paragraph 8.0 herein and the decision of the mediator will be binding on all parties hereto.

7.11 Upon approval of April's estimated expenses and Statement of Expenditures ABFG shall pay all sums owing to April by Wire Transfer to a Canadian Chartered Bank of April's choosing, the particulars of which will be supplied ABFG from time to time by April, all said funds to be received by April on or before the 5th business day of the month immediately subsequent to the date on which the expenses and expenditures were to have been received by ABFG or within THIRTY (30) days of ABFG's actual receipt of expense documentation from April in the event that April does not provide ABFG with the expense documentation on the 5th business days of the preceding month as noted in paragraph 7.8 hereunder..

7.12 April hereby grants ABFG the right to audit the books of April at any time to verify the expenses paid by-April on ABFG business or for any other purpose and in the event that the audit shows that the monies paid by ABFG to April exceed, by greater than ONE (1 %) PER CENT, the amount which ought to have been paid April by ABFG then and in that event April shall within FOURTEEN (14) DAYS of April being served with a true copy of the audit results either repay said sums to ABFG and ABFG's cost of performing the audit or submit the issue to binding mediation pursuant to paragraph
      8.0 hereafter...

8.0   MEDIATION

8.1 The parties hereto hereby agree each with the other that prior to either commencing an action in any Court against the other that they will submit the dispute to mediation pursuant to the Statutes of the Province of Alberta then in force.

8.2 The parties agree that the venue for said mediation will be the City of Calgary in the Province of Alberta.

8.3 Save and except where the contrary is specifically noted herein the mediated resolution shall not be binding upon the parties hereto and neither party shall disclose, refer or mention the mediation process at any subsequent Court process initiated.

9.0   ASSIGNMENT

9.1 April shall not, without the approval of ABFG first hand obtained assign it's interest or any portion thereof of this Agreement to any other party ABFG's approval to said assignment which may be unilaterally or unreasonably withheld.

9.2 ABFG shall be able to assign it's interest or any portion thereof of this Agreement to any other party by providing April with written notice of same at April's address for service hereinafter provided.

10.0  ADDRESS FOR SERVICE

10.1  April's address for service hereunder shall be:

      900, 840-7th Avenue S.W., Suite 952
      Calgary, Alberta
      T2P 3G2

10.2  ABFG's address for service hereunder shall be:

      900, 840 -7th Avenue S.W.
      Calgary, Alberta
      T2P 3G2.

10.3 Either party hereto may change it's address for service hereunder by causing the other to be served with notice of said change of address by prepaid registered post to the other's address for service either noted herein or which is amended pursuant to this paragraph 10.3.

11.0  MISCELANEOUS

11.1  The law of the Province of Alberta shall apply to this Agreement.

11.2 Each party hereto by their execution hereof covenants, warrants and agrees with the other that the entering of this agreement is a valid, proper and approved corporate action.

11.3 Each of the parties hereto agrees to abide by all laws whether enacted by the Province of Alberta or other jurisdiction in which the entity operates or carries on business.

11.4 It is agreed by the parties hereto that April and ABFG will cooperated each with the other in obtaining work Visa's and other like documents for April employees to work on ABFG projects in the Democratic Republic of Madagascar or elsewhere and to this end agree that it may be necessary for April employees to be assigned or seconded to other corporate entities in order for them to work on ABFG projects.

11.5 The venue for any civil action to be commenced by either party hereto against the other shall be the corporate residency of the Defendant party in the law suit but the laws of the Province of Alberta shall apply in all disputes between the parties hereto save and except that this agreement shall not be construed strictly against ABFG in any respect.

11.6  All references in this Agreement to dollars shall be CANADIAN DOLLARS.

11.7 For the purposes of this Agreement "expense" shall be defined at cost or calculated cost.

11.8 For the purposes of this Agreement "cost" shall be defined as an actual amount paid to an arm's length third party.

11.9 For the purposes of this Agreement "calculated cost" shall be defined as a calculation from assumptions u9ing costs as approved by ABFG.

11.10 For the purposes of determining expenses or costs to be pro-rated between ABFG and other clients of April it is expressly understood by and between the parties hereto that ABFG shall only be liable to April for a pro-rated amount if the expense or cost relates to April's performing duties for ABFG or in Aprils duties hereunder.

11.11 This Agreement is binding on all parties hereto, including their assigns thereunder and may only be amended in writing executed by both parties.

WHEREFORE THE PARTIES AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT IN ALL RESPECTS AS EVEIDENCED BY THEIR EXCUTION HERREOF AT THE CITY OF CALGARY, IN THE PROVINCE OF ALBERTA THIS 17th DAY OF MARCH 1999.

AMERICAN BENEFITS GROUP, LTD.

Per: /s/ Jerry G. Mikolajczyk
    -------------------------------------
    Jerry G. Mikolajczyk
    President and Chief Executive Officer

APRIL MINING GROUP, LTD

Per: /s/ David Schafer
    -------------------------------------
     David Schafer
     President


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